IceWEB, Inc. Completes a Private Placement of Convertible Notes for Principal amount of $2,012,500

STERLING, VA  November 23, 2011, IceWEB, Inc. (OTCBB: IWEB) announced today that it has completed a private placement with accredited investors of senior convertible notes in the aggregate original principal amount of $2,012,500 and Series O, Series P and Series Q warrants to purchase an aggregate of 35,514,708 shares of our common stock for an aggregate purchase price of $1,750,000. Rodman & Renshaw, LLC, a wholly owned subsidiary of Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM), acted as the exclusive placement agent for the transaction.

The notes, which are unsecured, do not carry any interest, but include original issue discount equal to 13.0% and are convertible at any time into shares of our common stock at a conversion price of $0.17 per share. The notes will mature on May 23, 2013 and have full ratchet anti-dilution protection. The notes are repayable in equal monthly installments beginning on the earlier of six months from the issuance date of the notes or upon the effectiveness of the registration statement registering the shares of our common stock into which the notes are convertible. Monthly payments can be made in cash and, under certain conditions; the payments can be made in common stock of the Company, or a combination of common stock and cash.  In addition, under certain conditions, the Company will have the right to prepay in full the then outstanding notes.

The warrants have an exercise price of $0.17 per share. The Series O warrants and Series P warrants are each immediately exercisable.  The Series Q warrants become exercisable at any time that any portion of the Series P warrants are exercised.  The term of the Series O warrants is five years from the issue date, the term of the Series P warrant is one year from the effective date of the registration statement for the underlying shares, and the term of the Series Q warrants is five years from such effective date.  The warrants are also subject to full ratchet anti-dilution protection. Other than the exercise periods, all three series of warrants are identical. The company will receive up to an additional $6,037,500 if all warrants are exercised.

The Company has agreed to file a registration statement with the Securities and Exchange Commission on or prior to January 10, 2012 registering the resale of the shares of common stock issuable upon the exercise of the warrants and conversion of the notes. Any offering of the Company’s securities under the resale registration statement referred to above will be made only by means of a prospectus.

The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The securities were offered only to accredited investors.

This release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

Further details of the placement will be described in a Current Report on Form 8-K to be filed with the SEC by the Company and all of the transaction documents will be attached to the Form 8-K.

 About IceWEB
IceWEB, Inc., headquartered just outside of Washington, D.C. manufactures and markets data storage products.  For more information, please visit www.iceweb.com.

This press release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases you can identify those so-called “forward looking statements” by words such as “may,”  will,”  “should,”   “expects,”  “plans”,  “targets,”   “believes,”  “anticipates,”  “estimates,”  “predicts,”  “potential,” or “continue,” or the negative of those words or comparable words.  These forward looking statements are subject to risks and uncertainties, product tests, commercialization risks, availability of financing and results of financing efforts that could cause actual results to differ materially from historical results or those anticipated.  Further information regarding these and other risks is described from time to time in the Company’s filings with the SEC, which are available on its website at: http://www.sec.gov. We assume no obligation to update or alter our forward- looking statements made in this release or in any periodic report filed by us under the Securities Exchange Act of 1934, as amended, or any other document whether the result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

Contact:
IceWEB, Inc.
Investor Relations,             571.287.2400
investor@iceweb.com
or
Stephen D. Axelrod, CFA,/Adam Lowensteiner
212.370.4500/(212) 370-4505
steve@wolfeaxelrod.com/adam@wolfeaxelrod.com
Wolfe Axelrod Weinberger Associates, LLC.